UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017

Rapid7, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37496	35-2423994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Summer Street, Boston, Massachusetts		02110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 247-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 12, 2017, Rapid7, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the following two proposals: (i) to elect the three nominees for director to hold office until the 2020 Annual Meeting of Stockholders (“Proposal 1”) and (ii) to ratify the selection by the Audit Committee of the Company’s board of directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017 (“Proposal 2”), each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 27, 2017. The following sets forth the certified voting results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal 1 – Election of Directors

The Company’s stockholders approved Proposal 1. The voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Judy Bruner	33,126,073	2,031,276	5,194,138
Benjamin Holzman	31,865,706	3,291,643	5,194,138
Tom Schodorf	35,056,804	100,545	5,194,138

There were no abstentions with respect to Proposal 1.

Proposal 2 – Ratification of the Selection by the Audit Committee of the Board of Directors of KPMG LLP as the Independent Registered Public Accounting Firm of the Company for its Fiscal Year Ending December 31, 2017

The Company’s stockholders approved Proposal 2. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,131,681	6,161,243	58,563	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapid7, Inc.

Dated: June 14, 2017

	By:	/s/ Jeff Kalowski
Jeff Kalowski
Chief Financial Officer